UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 11, 2018

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement

The disclosures under Item 8.01 of this Current Report on Form 8-K relating to the Credit Agreement Amendment are incorporated into this Item 1.01 by reference.

Item 8.01	Other Events

On October 11, 2018, Genesis Energy, L.P. (“Genesis”) announced that it had completed the previously announced divestiture of its Powder River Basin Midstream business and has received approximately $300 million in total net cash proceeds. Proceeds from the sale will be used by Genesis to reduce the balance outstanding under its revolving credit facility. In September, to address the unlikely event that the closing of that divesture might be delayed awaiting government approval, Genesis asked its lenders to amend the leverage ratio covenant for the third and fourth quarters of 2018 under Genesis’ existing revolving credit facility (the “Credit Agreement Amendment”) so long as such closing had not occurred. That amendment, which was executed on October 11, 2018, is no longer applicable now that the transaction has closed. Under Genesis’ credit facility, Genesis will receive pro forma credit for the transaction for the period ending September 30, 2018.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached as Exhibit 10.1. The representations and warranties of Genesis in the Credit Agreement Amendment were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the lenders party thereto. The Credit Agreement Amendment is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about Genesis and its subsidiaries. The representations and warranties made by Genesis in the Credit Agreement Amendment may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Eighth Amendment to Fourth Amended and Restated Credit Agreement, dated as of October 11, 2018, among Genesis Energy, L.P., as the borrower, Wells Fargo Bank, National Association, as administrative agent and issuing bank, Bank of America, N.A. and Bank of Montreal, as co-syndication agents, U.S. Bank National Association, as documentation agent, and the lenders and other parties party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P. (a Delaware limited partnership)
	By:	GENESIS ENERGY, LLC, as its sole general partner

Date: October 11, 2018	By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer